Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2024

•	Year-over-year revenue grows 7%, operating profit up 25%, non-GAAP operating profit up 23%

•	Operating cash flows of $402 million

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 25, 2024 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended March 31, 2024.

Third Quarter 2024 Highlights

All comparisons are to the prior year period

•	Revenue increased by 7% to $1.2 billion; up 7% on a constant currency basis

•	Gross margin grew 260 bps to 57.9%; non-GAAP gross margin grew 240 bps to 58.5%

•	Income from operations increased 25%; non-GAAP operating profit up 23%

•	Operating cash flow of $402 million and debt repayments of $220 million

•	Diluted earnings per share of $2.04; non-GAAP diluted earnings per share of $2.13

“ResMed’s strong third-quarter fiscal year 2024 results reflect robust patient and customer demand for our products and software solutions, leading to double-digit mask and accessories revenue growth along with ongoing operational efficiencies to drive margin improvement and increased profitability, resulting in double-digit growth in both operating profit and earnings per share,” said Mick Farrell, ResMed’s Chairman & CEO. “Over 2 billion people worldwide can benefit from a ResMed solution to help them sleep better, breathe better, and receive best-in-class healthcare right where they live. We remain laser-focused on bringing market-leading innovation to customers, including our latest AirCurve11 range of non-invasive ventilators and our recently launched AirFit F40 mask system, combined with our entire portfolio of products, software, and solutions, allowing us to continue to deliver value for all our stakeholders.”

RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2024	March 31, 2023	% Change	Constant Currency (A)
Revenue	$1,197.0	$1,116.9	7%	7%
Gross margin	57.9%	55.3%	5
Non-GAAP gross margin (B)	58.5%	56.1%	4
Selling, general, and administrative expenses	229.9	228.5	1	1
Research and development expenses	77.1	76.4	1	2
Income from operations	374.6	300.7	25
Non-GAAP income from operations (B)	393.6	321.2	23
Net income	300.5	232.5	29
Non-GAAP net income (B)	314.4	247.8	27
Diluted earnings per share	$2.04	$1.58	29
Non-GAAP diluted earnings per share (B)	$2.13	$1.68	27

	Nine Months Ended
	March 31, 2024	March 31, 2023	% Change	Constant Currency (A)
Revenue	$3,462.1	$3,100.9	12%	11%
Gross margin	56.0%	56.1%	—
Non-GAAP gross margin (B)	57.2%	56.8%	1
Selling, general, and administrative expenses	674.9	633.3	7	6
Research and development expenses	226.7	209.5	8	9
Income from operations	938.7	856.6	10
Non-GAAP income from operations (B)	1,077.9	917.5	17
Net income	728.7	667.9	9
Non-GAAP net income (B)	833.0	714.3	17
Diluted earnings per share	$4.94	$4.53	9
Non-GAAP diluted earnings per share (B)	$5.65	$4.85	16

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding, the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 7 percent on a constant currency basis, driven by increased demand for our sleep devices, as well as strong growth across our mask product portfolio.

•	Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 9 percent.

•	Revenue in Europe, Asia, and other markets, excluding Software-as-a-Service, grew by 3 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 8 percent, reflecting continued organic growth in our SaaS portfolio.

RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 3 of 10

•	Gross margin increased by 260 basis points mainly due to reduced freight and manufacturing cost improvements. Non-GAAP gross margin increased by 240 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 1 percent on a constant currency basis. SG&A expenses improved to 19.2 percent of revenue in the quarter, compared with 20.5 percent in the same period of the prior year. The modest increase in SG&A expenses reflects cost management initiatives implemented in the previous quarter.

•	Income from operations increased by 25 percent, and non-GAAP income from operations increased by 23 percent.

•

Net income for the quarter was $300 million and diluted earnings per share was $2.04. Non-GAAP net income increased by 27 percent to $314 million, and non-GAAP diluted earnings per share increased by 27 percent to $2.13, predominantly attributable to strong sales and gross margin as well as modest growth in operating expenses.

•	Operating cash flow for the quarter was $402 million, compared to net income in the current quarter of $300 million and non-GAAP net income of $314 million.

•	During the quarter, we paid $70 million in dividends and repurchased 261,000 shares for consideration of $50 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Introduced the AirCurveTM 11 series of devices, built on the market-leading AirSense 11 platform. New devices provide bi-level and enhanced ventilation therapy options, particularly for those who struggle with single pressure PAP therapy.

•

Launched the AirFit F40 in the U.S. An ultra-compact, full-face mask, the AirFit F40 features the AdaptiSealTM, a silicone cushion designed to maintain a facial seal, even when moving around during sleep, along with a fully flexible frame, a quick-release short tube, and new textile material and color.

•

In conjunction with World Sleep Day, a global campaign to raise awareness of the importance of good sleep, published the results of our 4th annual Global Sleep Survey of 36,000 people across 17 markets. Survey found 50% of respondents report feeling excessive daytime sleepiness and 40% report getting no more than three nights of good sleep per week. More than one-third of respondents are now actively tracking their sleep patterns, either through a smartphone app (44%) or wearable (31%).

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.48 per share. The dividend will have a record date of May 9, 2024, payable on June 13, 2024. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 8, 2024, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 8, 2024, through May 9, 2024, inclusive.

Webcast details

ResMed will discuss its third quarter fiscal year 2024 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2024 Earnings Webcast” to register

RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 4 of 10

and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13745785. The telephone replay will be available until May 9, 2024.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net revenue	$1,196,980	$1,116,898	$3,462,102	$3,100,936
Cost of sales	496,387	490,824	1,483,088	1,340,660
Amortization of acquired intangibles (1)	7,812	8,322	24,976	22,001
Masks with magnets field safety notification expenses (1)	—	—	6,351	—
Astral field safety notification expenses (1)	—	—	7,911	—

Total cost of sales	$504,199	$499,146	$1,522,326	$1,362,661

Gross profit	$692,781	$617,752	$1,939,776	$1,738,275
Selling, general, and administrative	229,919	228,457	674,948	633,317
Research and development	77,074	76,436	226,664	209,498
Amortization of acquired intangibles (1)	11,204	12,188	35,259	29,701
Restructuring expenses (1)	—	—	64,228	—
Acquisition related expenses (1)	—	—	—	9,157

Total operating expenses	$318,197	$317,081	$1,001,099	$881,673

Income from operations	$374,584	$300,671	$938,677	$856,602
Other income (expenses), net:
Interest income (expense), net	$(11,026)	$(14,964)	$(39,787)	$(32,436)
Gain (loss) attributable to equity method investments	440	(183)	(2,716)	(5,037)
Gain on equity investments (1)	13,919	6,418	11,429	11,506
Other, net	(2,496)	(2,564)	(537)	(5,773)

Total other income (expenses), net	837	(11,293)	(31,611)	(31,740)

Income before income taxes	$375,421	$289,378	$907,066	$824,862
Income taxes	74,929	56,878	178,351	156,970

Net income	$300,492	$232,500	$728,715	$667,892

Basic earnings per share	$2.04	$1.58	$4.96	$4.55
Diluted earnings per share	$2.04	$1.58	$4.94	$4.53
Non-GAAP diluted earnings per share (1)	$2.13	$1.68	$5.65	$4.85
Basic shares outstanding	146,959	146,914	147,056	146,681
Diluted shares outstanding	147,450	147,395	147,549	147,400

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$237,910	$227,891
Accounts receivable, net	779,265	704,909
Inventories	829,458	998,012
Prepayments and other current assets	504,663	437,018

Total current assets	$2,351,296	$2,367,830
Non-current assets:
Property, plant, and equipment, net	$539,743	$537,856
Operating lease right-of-use assets	147,075	127,955
Goodwill and other intangibles, net	3,337,017	3,322,640
Deferred income taxes and other non-current assets	439,431	395,427

Total non-current assets	$4,463,266	$4,383,878

Total assets	$6,814,562	$6,751,708

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$177,445	$150,756
Accrued expenses	356,076	365,660
Operating lease liabilities, current	24,182	21,919
Deferred revenue	150,753	138,072
Income taxes payable	54,671	72,224
Short-term debt	9,903	9,902

Total current liabilities	$773,030	$758,533
Non-current liabilities:
Deferred revenue	$131,981	$119,186
Deferred income taxes	86,564	90,650
Operating lease liabilities, non-current	136,313	116,853
Other long-term liabilities	47,550	68,166
Long-term debt	997,047	1,431,234
Long-term income taxes payable	12,157	37,183

Total non-current liabilities	$1,411,612	$1,863,272

Total liabilities	$2,184,642	$2,621,805

Stockholders’ equity
Common stock	$588	$588
Additional paid-in capital	1,847,938	1,772,083
Retained earnings	4,769,963	4,253,016
Treasury stock	(1,723,263)	(1,623,256)
Accumulated other comprehensive income	(265,306)	(272,528)

Total stockholders’ equity	$4,629,920	$4,129,903

Total liabilities and stockholders’ equity	$6,814,562	$6,751,708

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$300,492	$232,500	$728,715	$667,892
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43,474	44,356	133,192	118,396
Amortization of right-of-use assets	11,168	8,434	28,262	23,967
Stock-based compensation costs	20,442	17,832	58,792	51,215
(Gain) loss attributable to equity method investments, net of dividends received	(440)	183	2,716	5,037
Gain on equity investments	(13,919)	(6,418)	(11,429)	(11,506)
Non-cash restructuring expenses	—	—	33,239	—
Changes in operating assets and liabilities:
Accounts receivable, net	(56,486)	(12,629)	(76,755)	(88,452)
Inventories, net	86,199	(21,974)	163,294	(255,091)
Prepaid expenses, net deferred income taxes and other current assets	(24,386)	(19,961)	(98,976)	(86,607)
Accounts payable, accrued expenses, income taxes payable and other	35,488	40,240	96	31,012

Net cash provided by operating activities	$402,032	$282,563	$961,146	$455,863
Cash flows from investing activities:
Purchases of property, plant, and equipment	(21,191)	(28,817)	(74,579)	(85,223)
Patent registration and acquisition costs	(1,918)	(2,406)	(13,954)	(10,043)
Business acquisitions, net of cash acquired	(3,080)	—	(113,767)	(1,011,225)
Purchases of investments	(2,387)	(12,597)	(9,692)	(29,729)
Proceeds from exits of investments	—	3,937	250	3,937
(Payments) / proceeds on maturity of foreign currency contracts	(4,577)	11,780	(11,533)	18,961

Net cash used in investing activities	$(33,153)	$(28,103)	$(223,275)	$(1,113,322)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,892	983	25,399	25,649
Purchases of treasury stock	(50,000)	—	(100,007)	—
Taxes paid related to net share settlement of equity awards	(314)	(584)	(8,336)	(30,297)
Payments of business combination contingent consideration	—	(316)	(1,293)	(316)
Proceeds from borrowings, net of borrowing costs	—	—	105,000	1,070,000
Repayment of borrowings	(220,000)	(215,000)	(535,000)	(260,000)
Dividends paid	(70,492)	(64,640)	(211,767)	(193,571)

Net cash (used in) / provided by financing activities	$(335,914)	$(279,557)	$(726,004)	$611,465

Effect of exchange rate changes on cash	$(5,302)	$(208)	$(1,848)	$178

Net increase / (decrease) in cash and cash equivalents	27,663	(25,305)	10,019	(45,816)
Cash and cash equivalents at beginning of period	210,247	253,199	227,891	273,710

Cash and cash equivalents at end of period	$237,910	$227,894	$237,910	$227,894

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Revenue	$1,196,980	$1,116,898	$3,462,102	$3,100,936
GAAP cost of sales	$504,199	$499,146	$1,522,326	$1,362,661
Less: Amortization of acquired intangibles (A)	(7,812)	(8,322)	(24,976)	(22,001)
Less: Masks with magnets field safety notification expenses (A)	—	—	(6,351)	—
Less: Astral field safety notification expenses (A)	—	—	(7,911)	—

Non-GAAP cost of sales	$496,387	$490,824	$1,483,088	$1,340,660
GAAP gross profit	$692,781	$617,752	$1,939,776	$1,738,275
GAAP gross margin	57.9%	55.3%	56.0%	56.1%
Non-GAAP gross profit	$700,593	$626,074	$1,979,014	$1,760,276
Non-GAAP gross margin	58.5%	56.1%	57.2%	56.8%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP income from operations	$374,584	$300,671	$938,677	$856,602
Amortization of acquired intangibles—cost of sales (A)	7,812	8,322	24,976	22,001
Amortization of acquired intangibles—operating expenses (A)	11,204	12,188	35,259	29,701
Restructuring (A)	—	—	64,228	—
Masks with magnets field safety notification expenses (A)	—	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	—	483	9,157

Non-GAAP income from operations	$393,600	$321,181	$1,077,885	$917,461

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP net income	$300,492	$232,500	$728,715	$667,892
Amortization of acquired intangibles—cost of sales (A)	7,812	8,322	24,976	22,001
Amortization of acquired intangibles—operating expenses (A)	11,204	12,188	35,259	29,701
Restructuring expenses (A)	—	—	64,228	—
Masks with magnets field safety notification expenses (A)	—	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	—	483	9,157
Income tax effect on non-GAAP adjustments (A)	(5,083)	(5,213)	(34,969)	(14,484)

Non-GAAP net income (A)	$314,425	$247,797	$832,954	$714,267

GAAP diluted shares outstanding	147,450	147,395	147,549	147,400
GAAP diluted earnings per share	$2.04	$1.58	$4.94	$4.53
Non-GAAP diluted earnings per share (A)	$2.13	$1.68	$5.65	$4.85

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition-related expenses, and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2024 Earnings Press Release – April 25, 2024	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2024	(A)	March 31, 2023	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$399.3		$372.1		7%
Masks and other	288.2		257.1		12

Total U.S., Canada and Latin America	$687.5		$629.1		9
Combined Europe, Asia, and other markets
Devices	$238.9		$235.8		1%	1%
Masks and other	122.6		115.2		6	6

Total Combined Europe, Asia and other markets	$361.6		$351.0		3	3
Global revenue
Total Devices	$638.2		$607.9		5%	5%
Total Masks and other	410.8		372.2		10	10

Total Sleep and Respiratory Care	$1,049.0		$980.1		7	7
Software-as-a-Service	148.0		136.8		8	8

Total	$1,197.0		$1,116.9		7	7

	Nine Months Ended
	March 31, 2024	(A)	March 31, 2023	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,116.5		$1,057.1		6%
Masks and other	878.6		765.4		15

Total U.S., Canada and Latin America	$1,995.2		$1,822.5		9
Combined Europe, Asia, and other markets
Devices	$692.4		$611.1		13%	11%
Masks and other	342.3		307.9		11	8

Total Combined Europe, Asia and other markets	$1,034.8		$919.0		13	10
Global revenue
Total Devices	$1,808.9		$1,668.3		8%	8%
Total Masks and other	1,221.0		1,073.3		14	13

Total Sleep and Respiratory Care	$3,029.9		$2,741.5		11	10
Software-as-a-Service	432.2		359.4		20	20

Total	$3,462.1		$3,100.9		12	11

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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